STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
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                                                                                               June 30,
                                                                                -----------------------------------

                                                                                   1999                     1998(1)
                                                                                --------                   --------


Net Earnings (in thousands)                                                         $148                      $149

  Basic earnings per share:
    Weighted average shares outstanding                                          859,625                    859,625

    Less unearned employee stock ownership plan shares                          (50,585)                   (59,413)

    Less shares repurchased                                                     (60,806)                          0

    Average option shares granted                                                      0                          0

    Less assumed purchase of shares using treasury method                              0                          0
                                                                                --------                   --------

  Common and common equivalent shares outstanding                                748,234                    800,311
                                                                                --------                   --------

  Earnings per common share - basic                                                $0.20                     $0.19
                                                                                --------                    -------

  Diluted earnings per share:
    Weighted average shares outstanding                                          859,625                   859,625

    Less unearned employee stock ownership plan shares                           (50,585)                  (59,413)

    Less shares repurchased                                                      (60,806)                        0

    Average option shares granted  (2)                                                 0                         0

    Less assumed purchase of shares using treasury method                              0                         0
                                                                                --------                    -------

  Common and common equivalent shares outstanding                                748,234                    800,311
                                                                                --------                   --------

  Earnings per common share - diluted                                              $0.20                     $0.19
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(1)      See page 8 for Earnings per Share
(2)      Option price exceeds market price